Ratio of Earnings to Fixed Charges (in thousands):

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                                                        Three Months Ended           Six Months Ended
                                                             June 30,                    June 30,
                                                        2000           1999         2000           1999
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
  1. Income before taxes                               $28,560        $35,423      $55,675      $46,637
  2. Fixed charges:
     a.  Interest expense                              $67,399       $ 54,666     $131,149     $110,613
     b.  Interest component of rent expense                699            699        1,470        1,369
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     c.  Total fixed charges (line 2a.+ line 2b.)       68,098         55,365      132,620      111,982
     d.  Interest on deposits                           48,653         42,892       94,918       86,881
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     e.  Fixed charges excluding interest on
         deposits (line 2c.-line 2d.)                  $19,445        $12,473      $37,702      $25,101
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  3. Income before taxes plus fixed charges:
     a.   Including interest on deposits              $ 96,658       $ 90,788     $188,295     $158,619
          (line 1.+ line 2c.)
     b.   Excluding interest on deposits                48,004         47,896       93,377       71,738
          (line 1.+ line 2e.)
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  4. Ratio of earnings to fixed charges:
     a.   Including interest on deposits                 1.42x          1.64x        1.42x        1.42x
          (line 3a. divided by line 2c.)
     b.   Excluding interest on deposits                 2.47x          3.84x        2.48x        2.86x
          (line 3b. divided by line 2e.)
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